EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement and the exhibits (together, this “Agreement”) is entered into as of April 14, 2023 by and between (i) Big Bhang Events, LLC (“Buyer”), (ii) NMG MI 1, Inc. (“Company”), and (iii) Company’s sole shareholder, DEP Nevada, Inc. (“Seller”).

RECITALS

WHEREAS, Company is in the commercial cannabis industry in the State of Michigan and holds Marihuana Retailer License Number AU-R-000617 (the “Business”) located at 885 East Apple Avenue, Muskegon, Michigan 49442 (the “Facility”);

WHEREAS, Seller owns all of Company’s issued and outstanding common stock (the “Acquired Securities”); and

WHEREAS, Buyer is a Prequalified Applicant approved to hold a Recreational Adult Use license under the Michigan Regulation and Taxation of Marijuana Act, Initiated Law 1 of 2018, MCL 333.27957, et seq, (“MRTMA”); and

WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Acquired Securities (the “Transaction”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a)

“Action” means any claim, charge, action, suit, arbitration, mediation, inquiry, hearing, audit, proceeding or investigation by or before any Governmental Authority, including any audit, claim or assessment for Taxes or otherwise.

(b)

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

(c)

“Ancillary Agreements” means: (i) the management agreement between Buyer and Company with respect to Buyer’s management and operation of the Business at the Facility pending the CRA’s approval of the Transaction having an identical date herewith (the “Management Agreement”) attached hereto as Exhibit A; and (ii) the consent between Company and the owner of the Facility, whereby the owner of the Facility consents to the change of control of Company resulting from the Transaction, as required under the Lease (the “Landlord Consent”),  in substantially the form attached hereto as Exhibit B.

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(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Michigan are authorized or required by law or executive order to close.
(e)	“CRA” means the Cannabis Regulatory Agency, which is the agency with the State of Michigan responsible for licensing cannabis facilities and administering the cannabis regulations.
(f)

“Cash” means the aggregate amount of all cash, commercial paper, certificates of deposits and other bank deposits, treasury bills and all other cash equivalents of Company (including all uncleared checks or deposits received by Company), as calculated in accordance with GAAP.

(g)	“City” means the City of Muskegon.
(h)	“Code” means the Internal Revenue Code of 1986, as amended.
(i)	“Commencement Date” means the date the CRA approves this Agreement.
(j)

“Contract” means any written or oral contract, agreement, indenture, commitment, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, arrangement or other legally binding agreement or obligation.

(k)	“Disclosure Schedule” means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to Buyer in connection with this Agreement.
(l)	“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.
(m)

“Governmental Authority” means any federal, national, foreign, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency, bureau, department, board, panel or commission or any court, tribunal, or judicial or arbitral body or mediator or any other instrumentality of any kind of any of the foregoing.

(n)	“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
(o)

“Indebtedness” means, with respect to Company, at the time of any determination, without duplication: all obligations, contingent or otherwise, of Company, including the outstanding principal amount of, all accrued and unpaid interest on and other payment obligations (including any premiums, termination fees, expenses, breakage costs or penalties due upon prepayment of or payable in connection with this Agreement or the consummation of the transactions contemplated by this Agreement) in respect of, (a) all indebtedness of Company for borrowed money, which shall include borrowing agreements such as notes, bonds, indentures, mortgages, loans and lines of credit or similar instruments, (b) the guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse by a Person of the obligation of another Person, (c) all obligations (including breakage costs) payable by Company under interest rate or currency protection agreements, (d) any reimbursement obligation with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances, performance bonds or similar facilities issued for the account of Company, (e) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which Company is liable, contingently or otherwise, as obligor or otherwise, including any earnouts, seller notes, contingency payments or similar Liabilities relating to past acquisitions, (f) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or product from any property or assets now or hereafter owned by Company, (g) all obligations under capital leases (as determined in accordance with GAAP), (h) deferred compensation for services, (i) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Company, (j) trade payables and other current liabilities incurred in the ordinary course of business, and (k) any obligation of the type referred to in clauses (a) through (j) of this definition of another Person, the payment of which Company has guaranteed, or which is secured by any property or assets of such Person, or for which Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

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(p)

“Intellectual Property” means all intellectual property rights arising from or in respect of the following: (i) inventions, processes, methods, algorithms and formulae, including all patents and patent applications and statutory invention registrations, (ii) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, domain names and corporate names and other identifiers of source or goodwill, including registrations and applications for registration or renewal thereof and including the goodwill of the business symbolized thereby or associated therewith, (iii) works, copyrights, including copyrights in computer software, promotional materials and any websites, data, databases and any registrations and applications for registration of any of the forgoing, (iv) all computer software (including source code, executable code, data, databases and documentation), and (v) confidential and proprietary information, including trade secrets, know-how and rights in non-published inventions.

(q)

“Knowledge” means (i) with respect to Company, the actual knowledge of Stephen ‘Trip’ Hoffman or Michael Mills, or the knowledge that each such individual would obtain after reasonable inquiry, (b) with respect to Seller, the actual knowledge of Stephen ‘Trip’ Hoffman or Michael Mills or the knowledge that such individual would obtain after reasonable inquiry, and (c) with respect to Buyer, the actual knowledge of David Fraiser and the knowledge that each such individual would obtain after reasonable inquiry.

(r)

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, regulation, directive, norm, order, requirement or rule of law (including common law); provided, however, the parties hereby acknowledge that under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, marketing and transfer of cannabis is illegal and that, notwithstanding anything to the contrary, with respect to regulated cannabis business activities, “Law”, “law”, or “federal” shall only include such federal law, authority, agency, or jurisdiction as is not in conflict with the Laws, regulations, authority, agency, or jurisdiction of any state, district, or territory regarding such regulated cannabis business activities.

(s)

“Lease” means the lease of the Facility dated April 23, 2021 by and between the lessor of the Facility, Kendal Properties, LLC, a Michigan limited liability company (“Landlord”) and Company, as amended by that certain Amendment No. 1, dated April 23, 2021, as may be further amended and supplemented from time to time.

(t)

“Leased Real Property” means the real property leased, subleased, licensed or otherwise used by Company as tenant, subtenant, licensee or occupant, as applicable, together with, to the extent leased by Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing. The Leased Real Property includes the Facility.

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(u)

“Liabilities” means with respect to any Person, any and all debts, liabilities or obligations of such Person of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

(v)

“Lien” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(w)

“Losses” means any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including consequential damages, but only to the extent that such damages constitute the natural, probable and reasonably foreseeable consequence of the breach or were otherwise within the contemplation of the parties), including reasonable outside attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, speculative or remote damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

(x)

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Company, or (b) the ability of the Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change attributable to: (i) general economic or political conditions; (ii) conditions affecting the industries in which Company operates (including but not limited to the cannabis industry), except to the extent such conditions adversely affect Company in a disproportionate manner relative to other companies in the cannabis industry; (iii) any changes in financial, banking or securities markets in general; (iv) a national emergency, acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable Laws or accounting rules (including GAAP); or (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Company.

(y)

“Michigan Regulation and Taxation of Marihuana Act” or “MRTMA” means Michigan Compiled Laws, Chapter 333, sections 333.27951 - 27967, as may be amended, and applicable regulations as promulgated thereunder.

(z)

“Organizational Documents” means, with respect to any Person that is not an individual, (a) such Person’s certificate of incorporation and bylaws, (b) such Person’s certificate of formation, certificate of trust, articles of organization, limited liability company agreement, limited partnership agreement or trust agreement, or (c) any documents comparable to those described in clauses (a) and (b) as may be applicable pursuant to any applicable Law, and (c) any amendment or modification to any of the foregoing.

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(aa)

“Permit” means any permit, license, certificate (including a certificate of occupancy) registration, authorization, application, filing, notice, qualification, waiver of any of the foregoing or approval of a Governmental Authority.

(bb)

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(cc)

“Personal Property” means the items of personal property of Company listed in in Section 3.17 of the Disclosure Schedule. Buyer acknowledges and agrees that prior to Closing, Seller is authorized and shall take title to and hold possession of any items of personal property at the Premises, or otherwise, except those identified as Personal Property in Section 3.17 of the Disclosure Schedule.  Any such taking and possessing of items that are not Personal Property by Seller hereunder shall not be considered a Material Adverse Effect or otherwise be considered a breach hereof.

(dd)	“Facility” is defined in the recitals.
(ee)

“Regulatory License” means that certain Marihuana Retailer Establishment License Number AU-R-000617 and related approvals authorizing Company to operate as a retailer in the State of Michigan that can lawfully sell cannabis and cannabis products to consumers pursuant to the MRTMA.

(ff)

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

(gg)

“License Amendment” means the applications, amendments, or reporting forms related to the Regulatory License and submitted to the CRA by Company evidencing Buyer as the owner of the Acquired Securities.

(hh)	“Securities Act” means the U.S. Securities Act of 1933, as amended.
(ii)	“State Approval” shall have the meaning ascribed to the term in Section 6.01(e).
(jj)

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(kk)

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(ll)

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)	the terms “Dollars” and “$” mean United States Dollars;
(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;
(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(f)	references herein to any gender shall include each other gender;
(g)

references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;
(i)	references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;
(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and
(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II.
PURCHASE AND SALE OF ACQUIRED SECURITIES

Section 2.01 Purchase and Sale of Acquired Securities.

(a)

Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from the Seller, the Acquired Securities, free and clear of any and all Liens.

(b)

The aggregate purchase price for the Acquired Securities is One Dollars ($1.00) (the “Purchase Price”) which shall be paid on the Closing Date, and subject to adjustment for any federal, state or local taxes due and owing by Company or Seller, which shall be prorated and addressed in the same manner and timing as set forth in Section 2.02.

Section 2.02. Working Capital Adjustment. In determining the Purchase Price hereunder, the Parties have assumed that, as of the Commencement Date, Company will have on hand Working Capital in an amount equal to Zero Dollars ($0.00) of Working Capital (the “Target Working Capital”). The Parties have agreed upon the following procedure to decrease or increase the Purchase Price (the “Working Capital Adjustment”) in the event Company’s actual Working Capital as of the Commencement Date (“Actual Working Capital”) varies from the Target Working Capital. As used herein, “Working Capital” shall be calculated from the input values at the end of the business day on the day prior to the Commencement Date, as the value of all liquid assets (including cash, accounts receivable, pre-paid license fees, pre-paid insurance premiums, and pre-paid taxes [sales and income]) minus the value of all liquid liabilities (including accounts payable, taxes due [sales and income]).

(a)	Following the execution of this Agreement by both Parties, Seller shall provide a statement of financial position, which includes, without limitation, an accurate balance sheet reflecting Company’s Actual Working Capital, and Seller’s good faith calculations reflecting the Working Capital Adjustment (if any) (the “Statement of Financial Position”). Buyer agrees and acknowledges that the Statement of Financial Position may take up to a year or more following the Closing Date to be determined as it will involve income tax calculations that depend on full-tax-year inputs to properly pro-rate income taxes due by Company up to the execution date of this Agreement.

(b)	Upon receipt of the Statement of Financial Position, Buyer shall review same for accuracy. No later than sixty (60) days following Buyer’s receipt of the Statement of Financial Position, Buyer shall prepare and deliver to the Seller an adjusted Statement of Financial Position, which shall include, without limitation, an adjusted balance sheet reflecting Buyer’s good faith determination of Company’s Actual Working Capital and Buyer’s good faith calculations reflecting the Working Capital Adjustment (if any). Failure to deliver such adjusted Statement of Financial Position within such sixty (60) day period shall be Buyer’s acceptance of the Statement of Financial Position and an irrevocable waiver of any right to object thereto.

(c)	The Seller shall have thirty (30) days following the Seller’s receipt of the adjusted Statement of Financial Position to deliver to Buyer any objections. Failure to deliver such notice within such thirty (30) day period, shall be deemed to be Seller’s acceptance thereof and irrevocable waiver of any right to object thereto. If Seller timely deliver such written objections (a “Dispute Notice”), which Dispute Notice specifies in reasonable detail the nature and dollar amount of any disagreement so asserted (collectively, the “Disputed Items”), then, during the fifteen (15) days following Buyer’s receipt of a Dispute Notice, Buyer and Seller shall diligently attempt to resolve in writing the Disputed Items. Any Disputed Item resolved in writing by Buyer and Seller will be deemed final, binding and conclusive on Buyer and the Seller.

(d)	In the event that Buyer and Seller do not reach an agreement on all of the Disputed Items during such fifteen (15) day period (or such longer period as they shall mutually agree), then, at the end of such period, Buyer and Seller shall submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to an accounting firm mutually acceptable to the Parties (“Accounting Referee”) to review and resolve such matters. The Accounting Referee’s determination of the Unresolved Items shall be final, binding and conclusive on Buyer and the Seller, absent manifest errors on all parties, and enforceable before a Governmental Authority, effective as of the date the Accounting Referee’s written determination is received by Buyer and Seller. Each of Buyer and the Seller will bear their own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The fees and expenses of the Accounting Referee shall be split equally between Buyer and Seller.

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(e)	Upon final determination that the Actual Working Capital is less than the Target Working Capital (the actual amount, the “Shortfall Amount”), then Seller shall pay such Shortfall Amount to Buyer.

(f)	Upon final determination that the Actual Working Capital is equal to or exceeds the Target Working Capital (the actual amount, the “Excess Amount”), then Buyer shall pay the Excess Amount to Seller via wire transfer of immediately available funds.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Acquired Securities shall take place at a closing (the “Closing”) to be held remotely via the electronic exchange of counterpart signature pages no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or in such other manner or at such other time or date as the Parties may mutually agree upon in writing (in either case, the “Closing Date”).

Section 2.04 Closing Deliveries by Company and the Seller. At the Closing, Company and the Seller shall deliver or cause to be delivered to Buyer the following:

(a)	written evidence of CRA Approval of the Transaction;

(b)	A stock assignment, in form and substance satisfactory to the Buyer as required for the same to be transferred to the ownership of the Buyer;

(c)

such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

Section 2.05 Closing Deliveries by the Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following:

(a)	delivery of the Purchase Price;

(b)	executed counterparts of each of the Ancillary Agreements (as applicable);

(c)	a certificate from a duly authorized officer of Buyer, dated as of the Closing, (i) certifying and attaching true and complete copies of the resolutions duly and validly adopted by the managers of Buyer authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and (ii) certifying that the conditions set forth in Article VI have been satisfied and that the statements therein are true and correct; and

(d)	such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

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Section 2.06 Conveyance Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and Transaction (including any real property transfer Tax and any other similar Tax) shall be solely borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 2.07 Withholding Tax. Buyer and Company shall be entitled to deduct and withhold from the Purchase Price such amounts that Buyer and Company may be required to deduct and withhold under the Code or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Seller.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, Company and the Seller represents and warrant to Buyer that the statements contained in this Article III are true and correct as of the Effective Date and as of the Closing Date, unless expressly stated otherwise.

Section 3.01 Organization and Authority; Execution; Enforceability. Company is a corporation validly existing and in good standing under the laws of the State of Michigan. Company has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Company, the performance by Company of its obligations hereunder and thereunder and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Company. This Agreement has been, and upon their execution, the Ancillary Agreements to which Company is a party, shall have been, duly executed and delivered by Company, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 3.02 Subsidiaries. There are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities in which Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same, and Company has no obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 3.03 Capitalization. Seller is the record owner of and has good and valid title to the Acquired Securities, free and clear of all Liens. The Acquired Securities constitute 100% of the total issued and outstanding common shares of Company. The Acquired Securities have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Acquired Securities, free and clear of all Liens.

Section 3.04 No Conflict. The execution, delivery and performance by Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of Company; (b) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Company or any of its assets, properties or businesses, including the Business; or (c) conflict with or result in a breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by or on behalf of Company.

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Section 3.05 Consents. Except for approval from the CRA and, if applicable, the City, as well as the Landlord Consent, the execution, delivery and performance by Company of this Agreement and each Ancillary Agreement to which it is a party does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

Section 3.06 Permits. Company is the holder of the Regulatory License. The Regulatory License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. To Company’s Knowledge, there are no pending or threatened Actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially limit the Regulatory License.

Section 3.07 Liabilities. As of the Commencement Date, to Company’s Knowledge, there are no current, pending or threatened actions of any kind, whether in law or at equity, against or likely to be brought against Company for a breach of any contract, agreement or duty, other than those Liabilities that have been disclosed to Buyer in writing.

Section 3.08 Intellectual Property. The Company represents and warrants that there is no Intellectual Property owned by Company (the “Company Intellectual Property”). The Parties expressly agree that the Company has no title, right, or ownership in or to any of Seller’s or Seller’s Affiliates’ Intellectual Property and, that this Agreement and Transaction in no manner or means shall grant to Buyer any right, title, license, or interest in and to any Intellectual Property of Company, Seller, or Seller’s Affiliates and any use by Company thereof, including any use of the trademark(s) or wordmarks “BAM Body and Mind” (or any derivation or combination of the same) shall immediately terminate on the Closing Date.

Section 3.09 Real Property. Company does not own nor has it ever owned any real property. Company does not have any options, written commitments, or Contracts to acquire any real property. The Lease is the only agreement or document the Company has entered into relating to use, control, ownership, or leasing of real property.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct.

Section 4.01 Power and Authority of the Seller. Seller has full right, power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. When each Ancillary Document to which Seller is a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

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Section 4.02 Ownership of Shares. Seller is the holder of record and the beneficial owner of the Acquired Securities, free and clear of any Liens (other than restrictions under the Securities Act and state securities Laws). The share assignment delivered by Seller to Buyer at the Closing is valid and binding obligations of Seller, enforceable against Seller, and effectively vests in Buyer good and valid title to all of the Acquired Securities.

Section 4.03 No Conflicts. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller; or (b) will conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller.

Section 4.04 No Other Representations & Warranties. Except for the representations and warranties contained in Article III above and this Article IV (including the related portions of the Disclosure Schedules), none of Seller, the Company, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer (including any information, documents or material delivered to Buyer/made available to Buyer in the Seller’s virtual data room on behalf of Seller or Company for purposes of this Agreement) or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller that the statements contained in this Article IV are true and correct as of the Effective Date and as of the Closing Date.

Section 5.01 Organization and Authority; Execution; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Michigan and has all necessary limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been, and upon their execution the Ancillary Agreements to which Buyer is a party shall have been, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 5.02 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Buyer; or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract to which Buyer is a party or by which Buyer is bound or by which any of Buyer’s properties or assets are subject.

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Section 5.03 Investment Purposes. Buyer is acquiring the Acquired Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Acquired Securities under the Securities Act or any state securities laws, and that the Acquired Securities may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Acquired Securities for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 5.04 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Company and Seller set forth in Article III and Article IV, respectively, of this Agreement (including related portions of the Disclosure Schedules); and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in Article III and Article IV of this Agreement (including the related portions of the Disclosure Schedules).

Section 5.05 Consents. Except as set forth in Schedule 5.03, and with the exception of the approval of the CRA and Landlord, the execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement to which each is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

Section 5.06 Litigation Pending or Threatened Actions. There are no Actions pending or, to Buyer’s knowledge, threatened, by or against Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

Section 5.07 Brokers. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE VI.
CONDITIONS TO THE CLOSING; TERMINATION; POST-CLOSING CONDITIONS

Section 6.01 Condition to the Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which Buyer may waive in writing, at its sole and absolute discretion:

(a)

Other than the representations and warranties of Company contained in Section 3.01, Section 3.03, and Section 3.06, the representations and warranties of Company contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 3.01, Section 3.03 and Section 3.06 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

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(b)	Other than the representations and warranties of the Seller contained in Section 4.01 and Section 4.02, the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Seller contained in Section 4.01 and Section 4.02 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(c)	The Seller and Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Seller and Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects;

(d)	The Seller and Company shall have reasonably cooperated with the Buyer in its due diligence of the Company, Facility, and Business during that period commencing on the Effective Date and expiring at 11:59 p.m. PST on the forty-fifth (45th) calendar day thereafter (the “Due Diligence Period”):

(e)	Within thirty (30) days following the CRA’s approval of the Management Agreement, the Parties shall use best efforts to submit the License Amendment to the CRA and all other documents and forms and to provide such information as is reasonably necessary to obtain the CRA’s approval of the License Amendment (the “State Approval”).

(f)	The CRA shall have evidenced approval of consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including without limitation Buyer acquiring the Acquired Securities and becoming the sole shareholder of Company;

(g)	All consents, approvals, waivers or amendments pursuant to the contracts, licenses, permits, trademarks and other intangible assets in connection with the transactions contemplated herein or for the continued operation of Company and the Business after the Closing, shall have been obtained.

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Section 6.02 Condition to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which the Seller may waive in writing, at their sole and absolute discretion:

(a)	Other than the representations and warranties of Buyer contained in Section 5.01 and Section 5.05, the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01 and Section 5.05 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(b)	Buyer shall have performed or complied with all covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by Buyer prior to or at the Closing, including without limitation, payment of the Purchase Price; and

(c)	No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

Section 6.03 Termination. This Agreement may be terminated as follows:

(a)	by mutual written consent of Buyer, Company, and the Seller;

(b)	by Buyer by written notice to the Seller at any time prior to the expiration of the Due Diligence Period, in Buyer’s sole and exclusive discretion; ;

(c)	by Buyer or Seller, upon written notice, in the event that the CRA refuses, after the best efforts of each Party, to approve the ownership change amendment application;

(d)

by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 6.04 Effect of Termination. If this Agreement is terminated in accordance with Section 6.03, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 6.04 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any party hereto from any liability for fraud or any willful breach of the provisions of this Agreement prior to the termination of this Agreement.

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ARTICLE VII.
ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01 Government Approvals and Consents.

(a)	Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement as promptly as practicable. In furtherance of the foregoing, each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those required to obtain the State Approval) required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)	Without limiting the generality of the parties’ undertakings pursuant to Section 7.01(a) above, each of the parties hereto shall use all reasonable best efforts to: (i) respond to any inquiries by any Governmental Authority regarding the State Approval and the transactions contemplated by this Agreement or any Ancillary Agreement; (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Agreement; and (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Agreement has been issued, to have such Governmental Order vacated or lifted.

(c)	All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of Company or the Buyer before any Governmental Authority or the staff or Regulators of any Governmental Authority, in connection with the State Approval and the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or Regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

Section 7.02 Public Disclosure. The press releases by each of Buyer, Company, and the Seller with respect to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be reasonably acceptable to Buyer and the Seller. Except as set forth in the immediately preceding sentence, no party hereto shall issue any press release or make any public statement or disclosure with respect to this Agreement or the transactions contemplated hereby from the Effective Date through the Closing without the prior written consent of Buyer and the Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Seller and its Affiliates may, without the prior written consent of the Buyer, (a) issue any press release or make any public statement or disclosure as may be required by applicable Law or the applicable rules of the Canadian Stock Exchange, or (b) make any public statement or disclosure to the extent the substance of such public statement or disclosure is consistent with any previous press release, statement or disclosure made in accordance with, or permitted by, this Section 7.02.

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ARTICLE VIII.
MISCELLANEOUS

Section 8.01 Governing Law.

(a)	This Agreement shall be governed by, enforced in, and construed under and in accordance with the Laws of the State of Michigan, without giving effect to the principles of conflicts of law thereunder

(b)

In the event of any claim arising out of or relating to any performance required under this Agreement, the Ancillary Agreements, or the interpretation, validity or enforceability of this Agreement, the parties hereto shall use their good faith efforts to settle the claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other they shall commence arbitration as set forth in Section 9.01(c). All dispute resolution shall take place in Muskegon County, Michigan or at any alternative Michigan venue as agreed to by the parties.

(c)

Subject to the foregoing, the parties agree to submit any and all claims (including cross claims) arising out of or relating to any performance required under this Agreement or the Ancillary Agreements, or the interpretation, validity or enforceability of this Agreement or the Ancillary Agreements, to binding arbitration before a third-party arbitrator acceptable to both parties. . EACH PARTY UNDERSTANDS AND AGREES THAT BY SIGNING THIS AGREEMENT, SUCH PARTY IS WAIVING THE RIGHT TO A JURY. Pursuant to Section 9.01(a), the arbitrator shall apply Michigan substantive law in the adjudication of all claims. Notwithstanding the foregoing, either party may apply to the state courts located Wayne County, Michigan for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either party commences a lawsuit in Federal District Court or moves to remove such action to Federal District Court, the parties hereby mutually agree to stipulate to a dismissal of such Federal action with prejudice. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable outside attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Michigan law. The arbitrator’s decision shall be final and binding upon the Parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings. The prevailing Party may submit the arbitrator’s decision to the courts located in Muskegon County , Michigan for an entry of judgment thereon.

Section 8.02 Notice.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows.

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(i) If to Buyer, to: Big Bhang Events, LLC 4724 Rood Road Norton Shores, MI 49441Attn: David Frasier dave@michigrown.com	with a copy to (which shall not constitute notice): Denise Pollicella, denise@pollicella.net Pollicella, PLLC 4312 E Grand River Avemue Howell, Michigan 48843
(ii) If to the Seller, to: DEP Nevada, Inc. 2625 N Green Valley Pkwy, Ste 150 Henderson NV 89014 Attn: Stephen ‘Trip’ Hoffman triphoffman@bodyandmind.com	with a copy to (which shall not constitute notice): Rimon Law 2029 Century Park East, Suite 400N Los Angeles, CA 90067 Attn: Lukian Kobzeff lukian.kobzeff@rimonlaw.com

(a)	Any party may change its address for notices hereunder upon notice to each other party in the manner for giving notices hereunder.

(b)

Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received, and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.03 Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable outside attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.04 Confidentiality. Each party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the applicable other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.05 Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person, including any employee or former employee of Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.06 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that the parties hereto agree that upon consummation of the transactions contemplated by this Agreement, Company shall pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred by Buyer in connection with this Agreement and the transactions contemplated by this Agreement.

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Section 8.07 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.08 Amendment; Waiver. At any time prior to the Closing, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Buyer, Company and the Seller. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach. Notwithstanding anything to the contrary contained herein, a breach or alleged breach of either of the Heritage Services Agreement or the Barlow Management Services Agreement shall not serve as grounds for Seller or Company to breach or otherwise void this Agreement.

Section 8.09 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.10 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties hereto.

Section 8.11 Assignment. This Agreement may not be assigned by a party hereto by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties), except that (a) Buyer shall be permitted to assign its rights and obligations hereunder to (i) any of its Affiliates, provided that no such assignment shall relieve Buyer of any of its obligations hereunder, and (ii) any purchaser of all or substantially all of Buyer’s assets or equity, and (b) Buyer Indemnified Parties shall be permitted to collaterally assign any or all of their rights and obligations hereunder to any provider of debt financing to it or any of its Affiliates.

Section 8.12 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.13.

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Section 8.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 8.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

Section 8.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BUYER: Big Bhang, LLC, a Michigan limited liability company		COMPANY: NMG M1, Inc., a Michigan corporation

By:	/s/ David Frasier	By:	/s/ Stephen ‘Trip’ Hoffman
Name:	David Frasier	Name:	Stephen ‘Trip’ Hoffman
Title:	Manager	Title:	President

SELLER: DEP Nevada, Inc., a California corporation

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	President

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DISCLOSURE SCHEDULES

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EXHIBIT A

MANAGEMENT SERVICES AGREEMENT

[insert on subsequent page]

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EXHIBIT B

LANDLORD CONSENT

This Landlord Consent (“Consent”), dated as of the April 12, 2023 is being provided by Kendal Properties, LLC, a Michigan limited liability company (the “Landlord”).

WHEREAS, Landlord and NMG MI 1, Inc., a Michigan corporation (formerly a limited liability company) (the “Lessee”) have entered into that certain lease, dated April 23, 2021, as amended by that certain Amendment No.1, dated March 3, 2022 (the “Lease”) for that certain real property located at 885 E. Apple Ave, Muskegon, Michigan 49442 (the “Premise”);

WHEREAS, DEP Nevada, Inc. (“DEP”) holds one-hundred percent of the issued and outstanding stock of the Lessee;

WHEREAS, Lessee desires to enter into a transaction with Big Bhang Events, LLC, a Michigan limited liability company (the “Purchaser”) whereby Purchaser is buying one-hundred percent (100%) of the issued and outstanding stock of Lessee from DEP (the “Transaction”);

WHEREAS, following the consummation of the Transaction, the Purchaser shall be the sole shareholder of Lessee;

WHEREAS, pursuant to Section 12.01 of the Lease, a change of the controlling interest of voting stock of the Lessee constitutes a Transfer requiring the consent of the Landlord;

WHEREAS, the Landlord desires to continue the Lease in full force and effect without interruption, and

NOW THEREFORE, in connection with the foregoing, the sufficiency of the consideration hereby acknowledged, the Landlord desires to provide the consent as set forth herein:

1. Transfer. In connection with the Transaction, all of the issued and outstanding voting stock of the Lessee is being transferred and assigned to Purchaser, which, pursuant to Section 12.01 of the Lease, is a Transfer that requires Landlord’s prior written consent.

2. Consent. The Landlord hereby consents to and approves the Transaction and to the extent that the Transaction constitutes a Transfer under the Lease, approves the Transfer. This writing shall satisfy the prior written consent requirement set forth in Section 12.01 of the Lease.

3. Continuation of the Lease. The Landlord hereby expressly agrees that the Lease shall continue in full force and effect.

4. No Additional Fee. The continuation of the Lease, uninterrupted, in full force and effect, is acknowledged as sufficient consideration hereunder, and no additional fee is required.

5. Miscellaneous.

(a) This Consent will be governed and construed according to the choice of governing and constructive law set forth in the Lease.

(b) All capitalized terms not defined herein shall have the meaning afforded them in the Lease, a true and correct copy of which Purchaser hereby acknowledges receipt.

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(c) This Consent may be delivered via facsimile, email (e.g., .pdf) or other electronic signature, with the intention that it shall have the same effect as an original counterpart hereof.

IN WITNESS WHEREOF,the undersigned has duly executed this Consent as of the date first written above.

Kendal Properties, LLC
(“Landlord”)

By:	/s/ Kenneth Armour
Name:	Kenneth Armour
Its:	Authorized Signatory

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EXHIBIT C

RECONCILIATION SCHEDULE

[insert on subsequent page]

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